Exhibit 99.1

Fluent Announces First Quarter 2023 Financial Results

•	Revenue of $77.3 million for Q1 2023
•	Gross profit (exclusive of depreciation and amortization) of $19.0 million for Q1 2023
•	Net loss of $31.9 million for Q1 2023
•	Media margin of $22.0 million for Q1 2023
•	Adjusted EBITDA of $0.4 million for Q1 2023
•	Adjusted net loss of $2.7 million for Q1 2023

New York, NY – May 15, 2023 – Fluent, Inc. (NASDAQ: FLNT), a leading data-driven performance marketing company, today reported financial results for the first quarter ended March 31, 2023.

Don Patrick, Fluent’s Chief Executive Officer, commented, “Our first quarter results came in as expected and continue to reinforce the imperative behind ‘Quality as our North Star,’ while also reflecting the current macroeconomic headwinds in the digital advertising industry.  Our foundational commitment to enhance the quality of consumer engagement within our Performance Marketplace, represents the strategic infrastructure that will facilitate our future growth while enhancing Fluent brand equity – both with consumers and our clients.  This is our definitive strategic course that will ultimately create greater shareholder value for our investors.

We continue to make disciplined progress against our strategic priorities, along with the required tactical enhancements to upgrade our consumer solutions.  Execution against these initiatives has us encouraged by the positive trendline in our Performance Marketplace that began at the end of the first quarter and is continuing into Q2.”

First Quarter Financial Highlights

•	Revenue decreased 13% to $77.3 million, from $89.1 million in Q1 2022
•	Gross profit (exclusive of depreciation and amortization) of $19.0 million, a decrease of 12% over Q1 2022 and representing 25% of revenue
•	Net loss of $31.9 million, or $0.39 per share, primarily due to non-cash impairment charge of $25.7 million to goodwill, compared to net loss of $2.0 million, or $0.02 per share, for Q1 2022
•	Media margin of $22.0 million, a decrease of 15% over Q1 2022 and representing 28.4% of revenue
•	Adjusted EBITDA of $0.4 million, a decrease of $4.3 million over Q1 2022 and representing 0.6% of revenue
•	Adjusted net loss of $2.7 million, or $0.03 per share, compared to adjusted net income $1.1 million, or $0.01 per share, for Q1 2022

Media margin, adjusted EBITDA, and adjusted net income are non-GAAP financial measures, as defined and reconciled below.

Business Outlook

•	Focusing on expansion of Fluent’s media footprint by continuing to leverage our platform to drive consumer insights for additional growth.
•	Strengthening our Performance Marketplace through vertical expansion in our Call Solutions business and leveraging our Influencer platform.
•	Ensuring we source customer traffic that meets our internal quality and regulatory requirements, leading to higher user participation rates, conversion rates and monetization.
•	In the current economic environment, continuing to be prudent in managing our growth, margin, and investment initiatives for long-term success.

  Conference Call

Fluent, Inc. will host a conference call on Monday, May 15, 2023, at 4:30 PM ET to discuss its 2023 first quarter financial results. The conference call can be accessed by phone after registering online at https://register.vevent.com/register/BI0c0937905c584bc39654c75e623b1a46. The call will also be webcast simultaneously on the Fluent website at https://investors.fluentco.com/. Following the completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please connect via https://edge.media-server.com/mmc/p/dtiu8cos.  The replay will be available for one year, via the Fluent website https://investors.fluentco.com/.

About Fluent, Inc.

Fluent, Inc. (NASDAQ: FLNT) is a leader in customer acquisition, leveraging its direct response expertise to drive engagement and power discovery for leading brands. Backed by proprietary data science, Fluent drives opted-in consumers to targeted offers, allowing them to find new opportunities, content, and products that enhance their lives. Established in 2010 and headquartered in New York City, Fluent’s team of experts has spent over $1B in media across its digital media portfolio to build a global audience available through 500+ DSPs, DMPs, online publishers, and programmatic platforms. For more information, visit www.fluentco.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:

•	Compliance with a significant number of governmental laws and regulations, including those laws and regulations regarding privacy and data;
•	The outcome of litigation, regulatory investigations or other legal proceedings in which we are involved or may become involved;
•	Failure to safeguard the personal information and other data contained in our database;
•	Failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights;
•	Unfavorable global economic conditions, including as a result of health and safety concerns around the ongoing COVID-19 pandemic;
•	Dependence on our key personnel;
•	Dependence on third-party service providers;
•	Management of the growth of our operations, including international expansion and the integration of acquired business units or personnel;
•	The impact of the Traffic Quality Initiative, including our ability to replace lower quality consumer traffic with traffic that meets our quality requirements;
•	Ability to compete and manage media costs in an industry characterized by rapidly-changing internet media and advertising technology and evolving industry standards;
•	Regulatory uncertainty, and changing user and client demands; management of unfavorable publicity and negative public perception about our industry;
•	Failure to compete effectively against other online marketing and advertising companies;
•	The competition we face for web traffic;
•	Dependence on third-party publishers, internet search providers and social media platforms for a significant portion of visitors to our websites;
•	Dependence on emails, text messages and telephone calls, among other channels, to reach users for marketing purposes;
•	Liability related to actions of third-party publishers;
•	Limitations on our or our third-party publishers’ ability to collect and use data derived from user activities;
•	Ability to remain competitive with the shift to mobile applications;
•	Failure to detect click-through or other fraud on advertisements;
•	The impact of increased fulfillment costs;
•	Failure to meet our clients’ performance metrics or changing needs;
•	Compliance with the covenants of our credit agreement; and
•	The potential for failures in our internal control over financial reporting.

These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

FLUENT, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	March 31, 2023	December 31, 2022
ASSETS:
Cash and cash equivalents	$26,567	$25,547
Accounts receivable, net of allowance for doubtful accounts of $317 and $544, respectively	56,759	63,164
Prepaid expenses and other current assets	5,588	3,506
Total current assets	88,914	92,217
Property and equipment, net	861	964
Operating lease right-of-use assets	4,743	5,202
Intangible assets, net	27,650	28,745
Goodwill	33,354	55,111
Other non-current assets	1,648	1,730
Total assets	$157,170	$183,969
LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$12,929	$6,190
Accrued expenses and other current liabilities	33,189	35,626
Deferred revenue	1,005	1,014
Current portion of long-term debt	5,000	5,000
Current portion of operating lease liability	2,349	2,389
Total current liabilities	54,472	50,219
Long-term debt, net	34,404	35,594
Operating lease liability	3,242	3,743
Other non-current liabilities	2,128	458
Total liabilities	94,246	90,014
Contingencies (Note 10)
Shareholders' equity:
Preferred stock — $0.0001 par value, 10,000,000 Shares authorized; Shares outstanding — 0 shares for both periods	—	—
Common stock — $0.0005 par value, 200,000,000 Shares authorized; Shares issued — 85,545,397 and 84,385,458, respectively; and Shares outstanding — 80,933,828 and 80,085,306, respectively (Note 7)	43	42
Treasury stock, at cost — 4,611,569 and 4,300,152 Shares, respectively (Note 7)	(11,407)	(11,171)
Additional paid-in capital	424,531	423,384
Accumulated deficit	(350,243)	(318,300)
Total shareholders' equity	62,924	93,955
Total liabilities and shareholders' equity	$157,170	$183,969

FLUENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$77,254	$89,063
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	58,272	67,562
Sales and marketing	4,813	3,852
Product development	4,938	4,556
General and administrative	12,325	11,287
Depreciation and amortization	2,359	3,307
Goodwill impairment and write-off of intangible assets	25,700	128
Total costs and expenses	108,407	90,692
Loss from operations	(31,153)	(1,629)
Interest expense, net	(689)	(384)
Loss before income taxes	(31,842)	(2,013)
Income tax expense	(101)	—
Net loss	(31,943)	(2,013)

Basic and diluted loss per share:
Basic	$(0.39)	$(0.02)
Diluted	$(0.39)	$(0.02)

Weighted average number of shares outstanding:
Basic	81,906,913	80,889,052
Diluted	81,906,913	80,889,052

FLUENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(31,943)	$(2,013)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,359	3,307
Non-cash loan amortization expense	61	68
Share-based compensation expense	1,061	988
Goodwill impairment	25,700	—
Write-off of intangible assets	—	128
Provision for bad debt	(55)	81
Deferred income taxes	—	—
Changes in assets and liabilities, net of business acquisitions:
Accounts receivable	6,460	5,127
Prepaid expenses and other current assets	(2,082)	451
Other non-current assets	82	(13)
Operating lease assets and liabilities, net	(82)	(42)
Accounts payable	6,739	(3,348)
Accrued expenses and other current liabilities	(3,362)	(6,251)
Deferred revenue	(9)	(174)
Other	(39)	(85)
Net cash provided by (used in) operating activities	4,890	(1,776)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized costs included in intangible assets	(1,134)	(1,071)
Business acquisitions, net of cash acquired	(1,250)	(971)
Acquisition of property and equipment	—	(7)
Net cash used in investing activities	(2,384)	(2,049)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(1,250)	(1,250)
Taxes paid related to net share settlement of vesting of restricted stock units	(236)	(448)
Net cash used in financing activities	(1,486)	(1,698)
Net increase (decrease) in cash, cash equivalents and restricted cash	1,020	(5,523)
Cash, cash equivalents and restricted cash at beginning of period	25,547	34,467
Cash, cash equivalents and restricted cash at end of period	$26,567	$28,944

Definitions, Reconciliations and Uses of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Media margin is defined as that portion of gross profit (exclusive of depreciation and amortization) reflecting the variable costs paid for media and related expenses and excluding non-media cost of revenue. Gross profit (exclusive of depreciation and amortization) represents revenue minus cost of revenue (exclusive of depreciation and amortization). Media margin is also presented as percentage of revenue.

Adjusted EBITDA is defined as net income (loss) excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) share-based compensation expense, (5) goodwill impairment, (6) write-off of intangible assets, (7) acquisition-related costs, (8) restructuring and other severance costs, and (9) certain litigation and other related costs.

Adjusted net income (loss) is defined as net income (loss) excluding (1) share-based compensation expense, (2) goodwill impairment, (3) write-off of intangible assets, (4) acquisition-related costs, (5) restructuring and other severance costs, and (6) certain litigation and other related costs. Adjusted net income (loss) is also presented on a per share (basic and diluted) basis.

Below is a reconciliation of media margin from gross profit (exclusive of depreciation and amortization), which we believe is the most directly comparable GAAP measure.

	Three Months Ended March 31,
	2023	2022
Revenue	$77,254	$89,063
Less: Cost of revenue (exclusive of depreciation and amortization)	58,272	67,562
Gross profit (exclusive of depreciation and amortization)	$18,982	$21,501
Gross profit (exclusive of depreciation and amortization) % of revenue	25%	24%
Non-media cost of revenue (1)	2,981	4,449
Media margin	$21,963	$25,950
Media margin % of revenue	28.4%	29.1%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of adjusted EBITDA from net loss for the three months ended March 31, 2023 and 2022, respectively, which we believe is the most directly comparable GAAP measure.

	Three Months Ended March 31,
	2023	2022
Net loss	$(31,943)	$(2,013)
Income tax expense	101	—
Interest expense, net	689	384
Depreciation and amortization	2,359	3,307
Share-based compensation expense	1,061	988
Goodwill impairment	25,700	—
Write-off of intangible assets	—	128
Acquisition-related costs(1)(2)	623	558
Restructuring and other severance costs	480	—
Certain litigation and other related costs	1,378	1,402
Adjusted EBITDA	$448	$4,754

(1) Balance includes compensation expense related to non-competition agreements entered into as a result of acquisitions.

(2) Balance includes earn-out expense of $85 for the three months ended March 31, 2023 as a result of an acquisition.

Below is a reconciliation of adjusted net income (loss) and adjusted net income (loss) per share from net loss for the three months ended March 31, 2023 and 2022, respectively, which we believe is the most directly comparable GAAP measure.

	Three Months Ended March 31,
(In thousands, except share and per share data)	2023	2022
Net loss	$(31,943)	$(2,013)
Share-based compensation expense	1,061	988
Goodwill impairment	25,700	—
Write-off of intangible assets	—	128
Acquisition-related costs(1)(2)	623	558
Restructuring and other severance costs	480	—
Certain litigation and other related costs	1,378	1,402
Adjusted net income (loss)	$(2,701)	$1,063
Adjusted net income (loss) per share:
Basic	$(0.03)	$0.01
Diluted	$(0.03)	$0.01
Weighted average number of shares outstanding:
Basic	81,906,913	80,889,052
Diluted	81,906,913	81,021,030

(1) Balance includes compensation expense related to non-competition agreements entered into as a result of an acquisitions.

(2) Balance includes earn-out expense of $85 for the three months ended March 31, 2023 as a result of an acquisition.

We present media margin, media margin as a percentage of revenue, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin, as defined above, is a measure of the efficiency of the Company’s operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain litigation and other related costs associated with legal matters outside the ordinary course of business. We consider items one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. There were no adjustments for one-time items in the periods presented in this Quarterly Report on Form 10-Q.

Adjusted net income (loss), as defined above, and the related measure of adjusted net income (loss) per share exclude certain items that are recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. We believe adjusted net income (loss) affords investors a different view of our overall financial performance as compared to adjusted EBITDA and the GAAP measure of net income (loss).

Media margin, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share are non-GAAP financial measures with certain limitations regarding their usefulness. They do not reflect our financial results in accordance with GAAP, as they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. Accordingly, these metrics are not indicative of our overall results or indicators of past or future financial performance. Further, they are not financial measures of profitability and are neither intended to be used as a proxy for the profitability of our business nor to imply profitability. The way we measure media margin, adjusted EBITDA, and adjusted net income (loss) may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Investor Relations

Fluent, Inc.

(212) 785-0431

InvestorRelations@fluentco.com